                                                                     Exhibit (b)

                                                      COMMON FILES: SCHEDULE III



          THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
                 SCHEDULE III - REAL ESTATE OWNED: PROPERTIES
                               DECEMBER 31, 1999
  --------------------------------------------------------------------------

                            INITIAL COSTS TO THE PARTNERSHIP          COSTS
                     --------------------------------------------                   ------------------------------------
                                                                    CAPITALIZED
                                                      BUILDING &    SUBSEQUENT TO                   BUILDING &    1999
   DESCRIPTION       ENCUMBRANCES         LAND        IMPROVEMENTS  ACQUISITION         LAND        IMPROVEMENTS  SALES
------------------   -------------    -------------   ------------  -------------   -------------   -----------   -----
PROPERTIES:

OFFICE BUILDING
LISLE, IL                NONE            1,780,000    15,743,881       4,551,901       1,780,000    20,295,782

GARDEN APARTMENTS
ATLANTA, GA              NONE            3,631,212    11,168,904         846,730 (b)   3,631,212    12,015,634

RETAIL SHOPPING CENTER
ROSWELL, GA              NONE            9,454,622    21,513,677       1,426,554       9,500,725    22,894,128

OFFICE BUILDING
MORRISTOWN, NJ           NONE            2,868,660    12,958,451       4,289,583       2,868,660    17,248,034

OFFICE/WAREHOUSE
BOLINGBROOK, IL          NONE            1,373,199     7,302,518         272,311       1,373,199     7,574,829

GARDEN APARTMENTS
RALEIGH, NC              NONE            1,623,146    14,135,553          75,229       1,623,146    14,210,782

OFFICE BUILDING
NASHVILLE, TN            NONE            1,797,000     6,588,451         124,457       1,797,377     6,712,531

OFFICE PARK
OAKBROOK TERRACE, IL     NONE            1,313,310    11,316,883         315,173       1,313,821    11,631,545

OFFICE BUILDING
BEAVERTON, OR            NONE              816,415     9,897,307          55,089         844,751     9,924,060

INDUSTRIAL BUILDING
SALT LAKE CITY, UT       NONE              582,457     4,805,676         252,576         594,780     5,045,929

INDUSTRIAL BUILDING
AURORA, CO               NONE            1,338,175     7,202,411       1,578,486       1,415,159     8,703,913

OFFICE COMPLEX
BRENTWOOD, TN            NONE            2,425,000     7,063,755         118,073       2,453,117     7,153,711

                                      -------------   -----------   -------------   -------------   -----------   -----
                                        29,003,196    129,697,467     13,906,162      29,195,947    143,410,878      0
                                      =============   ===========   =============   =============   ===========   =====

                                                         1999           1998            1997
                                                      -----------   -------------   -------------
(A)                  BALANCE AT BEGINNING OF YEAR     170,045,055    201,670,248     177,082,291
                       ADDITIONS:
                        ACQUISITIONS                           0               0      23,417,474
                        IMPROVEMENTS, ETC.             2,561,770       5,827,888       1,170,483
                       DELETIONS:
                        SALE                                   0     (37,453,081)              0

                                                      -----------   -------------   -------------
                     BALANCE AT END OF YEAR           172,606,825    170,045,055     201,670,248
                                                      ===========   =============   =============

(b)                  NET OF $1,000,000 SETTLEMENT RECEIVED FROM LAWSUIT.


                                                     GROSS AMOUNT AT
                                                      WHICH CARRIED
                                                     AT CLOSE OF YEAR
                                    --------------------------------------------------

                                                           YEAR OF             DATE
   DESCRIPTION                      TOTAL (A)(B)(C)      CONSTRUCTION         ACQUIRED
------------------                  -------------        ------------        ---------
PROPERTIES:

OFFICE BUILDING
LISLE, IL                             22,075,782             1985            Apr.,1988

GARDEN APARTMENTS
ATLANTA, GA                           15,646,846             1987            Apr.,1988

RETAIL SHOPPING CENTER
ROSWELL, GA                           32,394,853             1988            Jan.,1989

OFFICE BUILDING
MORRISTOWN, NJ                        20,116,694             1981            Aug.,1988

OFFICE/WAREHOUSE
BOLINGBROOK, IL                        8,948,028             1989            Feb.,1990

GARDEN APARTMENTS
RALEIGH, NC                           15,833,928             1995            Jun.,1995

OFFICE BUILDING
NASHVILLE, TN                          8,509,908             1982            Oct.,1995

OFFICE PARK
OAKBROOK TERRACE, IL                  12,945,366             1988            Dec.,1995

OFFICE BUILDING
BEAVERTON, OR                         10,768,811             1995            Dec.,1996

INDUSTRIAL BUILDING
SALT LAKE CITY, UT                     5,640,709             1997            Jul.,1997

INDUSTRIAL BUILDING
AURORA, CO                            10,119,072             1997            Sep.,1997

OFFICE COMPLEX
BRENTWOOD, TN                          9,606,828             1987            Oct.,1997

                                    -------------
                                     172,606,825
                                    =============


          THE PRUDENTIAL VARIABLE CONTRACT REAL PROPERTY PARTNERSHIP
           SCHEDULE III - REAL ESTATE OWNED: INTEREST IN PROPERTIES
                               DECEMBER 31, 1999

                                          --------------------------------------------------------------------


                                          Initial Costs to the Partnership        Costs
                                          ---------------------------------                    ---------------
                                                                               Capitalized
                           Encumbrances                         Building &    Subsequent to
    Description            at 12/31/99          Land           Improvements    Acquisition          Land
---------------------     --------------  ------------------   ------------   -------------    ---------------
Interest in Properties:

Garden Apartments
Jacksonville, FL             10,184,662       2,750,000         14,650,743                0          2,750,000

Retail Shopping Center
Kansas City MO and KS*       15,968,149       5,710,916         15,211,504          232,855          5,710,916

                        ---------------   -------------        -----------    -------------    ---------------
                             26,152,811       8,460,916         29,862,247          232,855          8,460,916
                        ===============   =============        ===========    =============    ===============

                                                                  1999             1998              1997
                                                               ------------   -------------     ---------------
(a)                     Balance at beginning of year                     0                0           6,133,157
                          Additions:
                           Acquisitions                         38,556,018                0                   0
                           Improvements, etc.                            0                0                   0
                          Deletions:
                           Sale                                          0                0          (6,133,157)

                        Encumbrances on Joint Ventures
                          accounted for by the equity method   (15,968,149)               0                   0

                                                               -----------    -------------     ---------------
                        Balance at end of year                  22,587,869                0                   0
                                                               ===========    =============     ===============

                           --------------------------------------------------------------
                                                      Gross Amount at
                                                      Which Carried
                                                      at Close of Year
                           -------------------------------------------------------------------------

                              Building &      1999                       Year of           Date
    Description              Improvements     Sales   Total (a)(b)(c)   Construction      Acquired
---------------------       --------------   -------  ---------------   ------------   -------------
Interest in Properties:

Garden Apartments
Jacksonville, FL               14,650,743               17,400,743         1973          Sept., 1999

Retail Shopping Center
Kansas City MO and KS*         15,444,359               21,155,275      Various Ranging  Sept., 1999
                                                                        From 1972-1992

                            -------------    ------   ------------
                               30,095,102         0     38,556,018
                            =============    ======   ============

* Partnership interest accounted for by the equity method.

                     REPORT OF INDEPENDENT ACCOUNTANTS ON

                         FINANCIAL STATEMENT SCHEDULES


To the Partners of Prudential
Variable Contract Real Property Partnership:

Our audits of the consolidated financial statements referred to in our report dated February 17, 2000 also included an audit of the accompanying financial statement schedules. In our opinion, these financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



PricewaterhouseCoopers LLP
New York, New York
February 17, 2000